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NEURALSTEM RECEIVES NOTICE OF ISSUANCE FOR PATENT COVERING HUMAN NEURAL CELL TRANSPLANTATION FOR NEURODEGENERATIVE CONDITIONS

ROCKVILLE, Md., July 26, 2012 -- Neuralstem, Inc. (NYSE MKT: CUR) announced that it received a notice of issuance for patent number 12/710,097 titled: “Transplantation of Human Neural Cells for Treatment of Neurodegenerative Conditions.” This patent covers both the culturing of central nervous system cells as well as their transplantation into spinal cord tissue to treat neurodegenerative conditions, including amytrophic lateral sclerosis (ALS or Lou Gehrig’s disease). Neuralstem is currently conducting a Phase I safety trial of its human spinal cord stem cells in the treatment of ALS.

“This is a major addition to our patent estate,” said Neuralstem Chairman & Chief Scientific Officer, Karl Johe, PhD. “This patent includes claims covering processes for dissociating our neural stem cells from central nervous system tissue; culturing the cells; expanding the cells in vitro and transplanting the neural stem cells into the spinal cord of a patient to treat a wide array of neurodegenerative conditions including, amyotrophic lateral sclerosis (ALS).”

“We are pleased to have this new patent issued, which will expire in Q1 2030,” said Neuralstem President & CEO, Richard Garr. “We have currently transplanted 17 patients in our ALS trial and we have been encouraged by the results so far. We are focused on this program as our first potential transplantation product. We believe that having this specific patent coverage as well as this patent life into 2030 is reflective of the value we are creating in our cell therapy programs.”

About Neuralstem

Neuralstem's patented technology enables the ability to produce neural stem cells of the human brain and spinal cord in commercial quantities, and the ability to control the differentiation of these cells constitutively into mature, physiologically relevant human neurons and glia. Neuralstem is in an FDA-approved Phase I safety clinical trial for amyotrophic lateral sclerosis (ALS), often referred to as Lou Gehrig's disease, and has been awarded orphan status designation by the FDA.

In addition to ALS, the company is also targeting major central nervous system conditions with its cell therapy platform, including spinal cord injury, ischemic spastic paraplegia and chronic stroke. The company has submitted an IND (Investigational New Drug) application to the FDA for a Phase I safety trial in chronic spinal cord injury.

Neuralstem also has the ability to generate stable human neural stem cell lines suitable for the systematic screening of large chemical libraries. Through this proprietary screening technology, Neuralstem has discovered and patented compounds that may stimulate the brain's capacity to generate new neurons, possibly reversing the pathologies of some central nervous system conditions.  The company is in a Phase Ib safety trial evaluating NSI-189, its first neurogenic small molecule compound, for the treatment of major depressive disorder (MDD).  Additional indications could include CTE (chronic traumatic encephalopathy), Alzheimer's disease, anxiety, and memory disorders.

For more information, please visit www.neuralstem.com or connect with us on Twitter and Facebook.

Cautionary Statement Regarding Forward Looking Information

This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Neuralstem's technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem's periodic reports, including the annual report on Form 10-K for the year ended December 31, 2011 or the Form 10-Q for the period ended March 30, 2012.

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